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           SANDERS                                                 1375 BROADWAY
             LEVENTHAL & CO., LLP                      NEW YORK, N.Y. 10018-7010
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                CERTIFIED PUBLIC ACCOUNTANTS                        212-869-3333
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                                                                   WWW.WSLCO.COM





Exhibit 23.1


                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO. LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)




       We consent to the incorporation by reference in the registration statement of Interpharm Holdings, Inc. on Form S-8, dated August 8, 2003, under the Securities Act of 1933 of our report dated August 14, 2002 included in the Company's annual report on Form 10-K/A-1 and to the reference to our firm under the heading "experts" in the prospectus.




                                        /s/ WEINICK SANDERS LEVENTHAL & Co., LLP
                                        ----------------------------------------


      New York, N.Y.
      August 8, 2003

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